Exhibit 5.1

BAKER BOTTS LLP	ONE SHELL PLAZA	ABU DHABI
	910 LOUISIANA	AUSTIN
	HOUSTON, TEXAS	BEIJING
	77002-4995	DALLAS
DUBAI
	TEL +1 713.229.1234	HONG KONG
	FAX +1 713.229.1522	HOUSTON
	www.bakerbotts.com	LONDON
MOSCOW
NEW YORK
PALO ALTO
RIYADH
WASHINGTON
May 18, 2011
CenterPoint Energy Resources Corp.
1111 Louisiana
Houston, Texas 77002
Ladies and Gentlemen:
     As set forth in the Registration Statement on Form S-4 (the “Registration Statement”) to be filed on the date hereof by CenterPoint Energy Resources Corp., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration under the Act of the offer and sale of $592,998,000 aggregate principal amount of the Company’s 4.50% Senior Notes due 2021, Series B and $300,000,000 aggregate principal amount of the Company’s 5.85% Senior Notes due 2041, Series B (collectively, the “New Notes”), to be offered by the Company in exchange (the “Exchange Offer”) for like principal amounts of the Company’s issued and outstanding 4.50% Senior Notes due 2021, Series A and 5.85% Senior Notes due 2041, Series A (collectively, the “Old Notes”), we are passing upon certain legal matters for the Company in connection with the issuance of the New Notes. The New Notes are to be issued pursuant to the Indenture, dated as of February 1, 1998 (the “Base Indenture”), between the Company, formerly known as NorAm Energy Corp., and The Bank of New York Mellon Trust Company, National Association (successor to JPMorgan Chase Bank (formerly Chase Bank of Texas, National Association)), as trustee, as supplemented by Supplemental Indenture No. 14 to the Base Indenture, dated as of January 11, 2011 (“Supplemental Indenture No. 14”), and Supplemental Indenture No. 15 to the Base Indenture, dated as of January 20, 2011 (“Supplemental Indenture No. 15” and, together with the Base Indenture and Supplemental Indenture No. 14, the “Indenture”). At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.
     In our capacity as your counsel in the connection referred to above, we have examined originals, or copies certified or otherwise identified, of the Company’s certificate of incorporation and bylaws, each as amended to date, the Indenture, corporate records of the Company (including minute books of the Company as furnished to us by you), certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company and of public officials with respect to the accuracy of the material factual matters contained in such certificates. In giving this opinion, we have assumed, without independent investigation, that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true, correct and complete copies of the originals thereof and that all information submitted to us is accurate and complete. We have also assumed that:

CenterPoint Energy Resources Corp.                                                             – 2 –                                                              May 18, 2011
     (a) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act;
     (b) all New Notes will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement; and
     (c) the Indenture will have become qualified under the Trust Indenture Act of 1939, as amended.
     On the basis of the foregoing, and subject to the assumptions, limitations and qualifications hereinafter set forth, we are of the opinion that the New Notes, when duly executed, authenticated and delivered in accordance with the provisions of the Indenture and issued in exchange for the Old Notes tendered pursuant to, and in accordance with the terms of, the Exchange Offer as contemplated by the Registration Statement, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as that enforcement is subject to (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally, (b) general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and (c) any implied covenants of good faith and fair dealing.
     The opinions set forth above are limited in all respects to matters of the General Corporation Law of the State of Delaware, applicable federal law and the contract law of the State of New York. We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Baker Botts L.L.P.